Exhibit 5.1
February 13, 2006
JMAR Technologies, Inc.
10905 Technology Place
San Diego, California 92127

Re:	Registration Statement on Form S-3
Gentlemen:
We have acted as counsel to JMAR Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”) covering the offer and sale by the persons listed as selling stockholders in the Registration Statement of 5,689,346 shares of the Company’s Common Stock, of which 3,025,001 shares of Common Stock are issued and outstanding and 2,664,345 shares of Common Stock are authorized for issuance upon the exercise of Warrants (“Warrants”), all of which shares include the associated rights (the “Rights”) to purchase shares of Series A Junior Participating Preferred Stock, which are attached to all shares of the Company’s Common Stock outstanding on or issued after March 5, 1999 pursuant to the Company’s Rights Agreement, dated February 12, 1999. The 5,689,346 shares of Common Stock, together with the attached Rights, are referred to herein as the “Selling Stockholders’ Shares”.
In connection with this opinion, we have examined and relied upon, among other things, originals or copies, identified to our satisfaction as being true copies, of the following: the Registration Statement; the Restated Certificate of Incorporation of the Company; the Bylaws of the Company, as amended to date; and corporate records and other instruments and documents as were deemed necessary or appropriate for purposes of this opinion. As to questions of fact material to this opinion, we have, when the relevant facts were not independently established by us, relied upon the documents we have examined or upon certificates of officers of the Company. In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are attorneys duly admitted and qualified to practice in the State of California, and we express no opinion as to the laws of any other jurisdiction other than (i) the laws of the State of California, (ii) the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported decisions of the Delaware courts interpreting these laws, and (iii) the federal laws of the United States of America.

JMAR Technologies, Inc.
February 13, 2006

Based on the foregoing, and in reliance thereon, we are of the opinion that (i) the Selling Stockholders’ Shares have been duly authorized, (ii) the 3,025,001 Selling Stockholders’ Shares that are issued and outstanding are validly issued, fully paid and non-assessable, (iii) the 2,664,345 Selling Stockholders’ Shares that are issuable upon exercise of the Warrants have been validly reserved for issuance upon exercise thereof, and (iv) upon receipt by the Company of full payment of the exercise price for the Warrants and delivery of certificates representing the shares issuable upon said exercise, the 2,664,345 Selling Stockholders’ Shares issuable upon exercise of the Warrants will be validly issued, fully paid and nonassessable.
We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement.
This opinion letter is rendered as of the date first written above and as of the effective date of the Registration Statement, and we disclaim any obligation to advise you of facts, circumstances, events or developments which thereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Selling Stockholders’ Shares.

Very truly yours,
/s/ PROCOPIO, CORY, HARGREAVES & SAVITCH LLP